EXHIBIT 23:

Consent of Independent Auditor

Beckstead and Watts, LLP

Certified Public Accountants

2425 W Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984 tel

702.362.0540 fax

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 8, 2004, accompanying the financial statements of DP&D, Inc. on Form SB-2/A for the years ended December 31, 2003 and 2002 and for the period of March 1, 2001 (inception date) through December 31, 2003.  We hereby consent to the incorporation by reference of said report on the Registration Statement of DP&D, Inc. on Form SB-2/A.

Signed,

/s/ Beckstead and Watts, LLP

January 25, 2005